Exhibit 99.1

China HGS Signed its Second Shanty Area Rebuilding Project Agreement with a Budgeted Investment over US$750 million

HANZHONG, CHINA – September 2, 2014 – China HGS Real Estate, Inc. (NASDAQ: HGSH) (“China HGS” or the “Company”), a leading regional real estate developer headquartered in Hanzhong City, Shaanxi Province, China, today announced that the Company signed its second shanty area rebuilding framework agreement with the Hantai District government of Hanzhong City.

Pursuant to the agreement, the Company will be engaged in development of shanty areas surrounding the Lianhuachi Area located in the Hantai District, Hanzhong City. The estimated investment in the project is approximately US$750 million. The local government will coordinate with the Company to implement the reform plans. The Company will closely work with local government on the detail implementation plan and manage the project progress.

“We are excited by signing both the Liangzhou road area and Lianhuachi shanty area rebuilding project agreements with the local government,” stated Mr. Xiaojun Zhu, Chief Executive Officer of China HGS Real Estate, Inc. “These two projects are not only important public welfare projects for the local community to improve housing conditions and people's livelihoods, but also promote local economic development. By rebuilding shanty areas, more opportunities will be provided for both local enterprises and residents, which help facilitate sustained and healthy economic development. As a leading regional real estate developer, we look forward to contributing great efforts to our local community,” concluded Mr. Xiaojun Zhu.

Safe Harbor Statement

This press release contains forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All "forward-looking statements" relating to the business of China HGS Real Estate, Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties which could cause actual results to differ. These factors include but are not limited to: the uncertain market for the Company's business, macroeconomic, technological, regulatory, or other factors affecting the profitability of real estate business; and other risks related to the Company's business and risks related to operating in China. Please refer to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2013, as well as the Company's Quarterly Reports on Form 10-Q that have been filed since the date of such annual report, for specific details on risk factors. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update its forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

About China HGS Real Estate, Inc.

China HGS Real Estate, Inc. (NASDAQ: HGSH), founded in 1995 and headquartered in Hanzhong City, Shaanxi Province, is a leading real estate developer in the region and holds the national grade I real estate qualification. The Company focuses on the development of high-rise, sub-high-rise residential buildings and multi-building apartment complexes in China's Tier 3 and Tier 4 cities and counties with rapidly growing populations driven by increased urbanization. The Company provides affordable housing with popular and modern designs to meet the needs of multiple buyer groups. The Company’s development activity spans a range of services, including land acquisition, project planning, design management, construction management, sales and marketing, and property management. For further information about China HGS, please go to www.chinahgs.com.

Company contact:

Randy Xiong,

President of Capital Market
China Phone: (86) 091-62622612

Email: randy.xiong@chinahgs.com